UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2024

Commission File Number: 001-41430

Pagaya Technologies Ltd.
(Exact name of registrant as specified in its charter)

Israel	98-1704718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

90 Park Ave, 20th Floor
New York, New York	10016
(Address of principal executive offices)	(Zip Code)
(646) 710-7714
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, no par value	PGY	The NASDAQ Stock Market LLC
Warrants to purchase Class A Ordinary Shares	PGYWW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2024, Scott Bower notified Pagaya Technologies Ltd. (“Pagaya” or the “Company”) of his resignation as principal accounting officer of the Company, effective September 20, 2024. Mr. Bower has agreed to work with the Company in order to ensure a smooth transition of his duties, and his departure is not due to any disagreement with the Company on any matter relating to the Company’s financial statements, internal control over financial reporting, operations, policies or practices. The Company has launched a search for a successor and has engaged a leading executive recruiting firm to lead the effort.

“I am leaving Pagaya after an incredible two and a half years to pursue a new opportunity. I will forever be grateful to Gal and cherish the memories and accomplishments. Pagaya's management team is laser-focused on fulfilling the mission to deliver more credit to more people and they know how to make that a reality. I wish Gal, Sanjiv, Evangelos, and the entire Pagaya team much continued success in the future,” said Mr. Bower.

Effective as of September 20, 2024, and until such time as a replacement is named, Nam Woo Kim, the Company’s Vice President of Accounting and Financial Reporting, will assume the responsibilities of principal accounting officer on an interim basis. Mr. Kim, 44, joined Pagaya in 2022 as Vice President of Financial Reporting. Prior to joining Pagaya, Mr. Kim served as Director of SEC reporting at Blade, an air transportation and logistics company, and prior to that he served in leadership roles of increasing responsibility at Prudential Financial, Inc., a global financial services firm, where he oversaw financial reporting and ensured compliance with US GAAP and SEC reporting standards. Mr. Kim is a CPA and a CFA charterholder.

There is no arrangement or understanding between Mr. Kim and any other person pursuant to which Mr. Kim was selected as interim principal accounting officer, and there are no family relationships between Mr. Kim and any of the Company’s directors or executive officers. There have been no transactions involving Mr. Kim that would be required to be disclosed by Item 404(a) of Regulation S-K. Mr. Kim will not enter into any arrangement or contract altering the terms of his employment in connection with assuming the responsibilities of interim principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAGAYA TECHNOLOGIES LTD.

Date: September 16, 2024	By:	/s/ Evangelos Perros
	Name:	Evangelos Perros
	Title:	Chief Financial Officer